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                                                             EXHIBIT (h)(34)(b)

                  AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

   This AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT dated as of January 2, 2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK.

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

   WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:    __________________________

Name:  __________________________

Title: __________________________

THE VANGUARD GROUP, INC.

By:    __________________________

Name:  __________________________

Title: __________________________

VANGUARD MARKETING CORPORATION

By:    __________________________

Name:  __________________________

Title: __________________________

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:    __________________________ Attest: __________________________

Name:  __________________________ Name:   __________________________

Title: __________________________ Title:  __________________________

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                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                           (Revised January 2, 2007)

Name of Separate Account           Contracts Funded by Separate Account
------------------------           -------------------------------------------
Separate Account USL VL-R          Platinum Investor VUL Flexible Premium Life
(August 8, 1997)                   Platinum Investor Survivor VUL Last
                                     Survivor Flexible Premium Life Insurance
                                     Policy (effective 10/1/2001)
                                   Platinum Investor PLUS (effective 9/5/2003)
                                   Platinum Investor VIP VUL (effective
                                   1/2/2007)

Separate Account USL VA-R          Platinum Investor Immediate VA (effective
(August 8, 1997)                   9/5/2003)